Exhibit 10.182

      SUPPLEMENT dated as of November 13, 2001 to the Subsidiary Guarantee Agreement (as amended, supplemented, or modified from time to time, the "Subsidiary Guarantee Agreement") made by each direct and indirect subsidiary of DREW INDUSTRIES INCORPORATED, a Delaware corporation (the "Company") (other than its Subsidiaries KINRO, INC., an Ohio corporation, LIPPERT TIRE & AXLE, INC. (formerly known as Shoals Supply, Inc.), a Delaware corporation, and LIPPERT COMPONENTS, INC., a Delaware corporation (each, a "Borrower")), party thereto (each, a "Guarantor") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank) as Agent (the "Administrative Agent") for the Secured Parties (as such term is defined in the Credit Agreement referred to below).

      Reference is hereby made to the Credit Agreement dated as of January 28, 1998 as amended and restated as of the date hereof (as further amended, supplemented, or modified from time to time, the "Credit Agreement") among the Borrowers, the financial institutions party thereto as lenders (the "Lenders") and JPMORGAN CHASE BANK as administrative agent (in such capacity, the "Administrative Agent").

      Terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement.

      The Guarantors have entered into the Subsidiary Guarantee Agreement to induce the Lenders to make the Loans. Pursuant to (and as more particularly set forth in) Sections 4.01A(e) and 5.09 of the Credit Agreement, each undersigned Subsidiary of the Company (each, a "New Guarantor") is required to become a Guarantor pursuant to an instrument in form, scope and substance satisfactory to the Administrative Agent. Section 4.07(b) of the Subsidiary Guarantee Agreement provides that the New Guarantor may become a party to the Subsidiary Guarantee Agreement by entering into an agreement in the form of this Supplement.

      Accordingly, and for other good and lawful consideration the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent and the New Guarantor agree as follows:

      Section 1. In accordance with Section 4.07(b) of the Subsidiary Guarantee Agreement, each New Guarantor by its signature below becomes a Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and each New Guarantor hereby agrees
(a) to all the terms and provisions of the Subsidiary Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Subsidiary Guarantee Agreement shall be deemed to include each New Guarantor. The Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

      Section 2. Each New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

      Section 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective as to a New Guarantor when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of such New Guarantor and the Administrative Agent.

      Section 4. Each New Guarantor agrees to furnish (including herewith) to the Administrative Agent such information as the Administrative Agent or any Lender shall reasonably request in connection with such New Guarantor.

      Section 5. Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

      Section 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in any other Loan Document shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      Section 8. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature hereto.

      Section 9. The New Guarantors agree, jointly and severally, to reimburse the Administrative Agent for its expenses incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel.

      IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement as of the day and year first above written.


                                       Coil Clip, Inc., an Alabama corporation

                                       By:_______________________
                                            Name:
                                            Title:

                                       Address of the New Guarantor:

                                       c/o Drew Industries Incorporated
                                       200 Mamaroneck Avenue
                                       White Plains, NY  10601


                                       LD Realty, Inc., a Kentucky corporation

                                       By:_______________________
                                            Name:
                                            Title:

                                       Address of the New Guarantor

                                       c/o Drew Industries Incorporated
                                       200 Mamaroneck Avenue
                                       White Plains, NY  10601


                                       JPMORGAN CHASE BANK,
                                       as Administrative Agent

                                       By:_______________________
                                            Name:
                                            Title:
                                            Address:

                                  SCHEDULE III
                                       TO
                                PLEDGE AGREEMENT
                          DATED AS OF JANUARY 28, 1998

                           LOCATIONS FOR FILING UCC-1S

Limited Partnership                                Debtor                            Locations
-------------------                                ------                            ---------
A.  BBD Realty Texas Limited Partnership           Kinro Holding, Inc.               1.   NY S/S

B.  Kinro Texas Limited Partnership                Kinro Holding, Inc.               1.   NY S/S
                                                                                     2.   NY - Westchester County

C.  Kinro Tennessee Limited Partnership            Kinro Holding, Inc.               1.   NY S/S
                                                                                     2.   NY - Westchester County